EXHIBIT 23.2
CONSENT OF COUNSEL
We hereby consent to the reference to us and to the inclusion of the summary of our opinion under the caption “Federal Income Tax Consequences” in the Prospectus related to this Registration Statement on Form S-8.
/s/ Chadbourne & Parke LLP
CHADBOURNE & PARKE LLP
30 Rockefeller Plaza
New York, New York 10112
May 30, 2013